UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2018

TEVA PHARMACEUTICAL INDUSTRIES LIMITED
(Exact Name of registrant as specified in its charter)

Israel	001-16174	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Basel Street
P.O. Box 3190
Petach Tikva 4951033, Israel
(Address of Principal Executive Offices, including Zip Code)

+972-3-914-8171
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 7.01         Regulation FD Disclosure.

On November 26, 2018, Teva Pharmaceutical Industries Limited (the “Company”) provided notice to holders of its 7.00% Mandatory Convertible Preferred Shares (the “Preferred Shares”) that the Company will pay all of the accumulated and unpaid dividends on the Preferred Shares (the “Mandatory Conversion Additional Conversion Amount”) in American Depositary Shares (“ADSs”) of the Company.

The Mandatory Conversion Date of the Preferred Shares is December 15, 2018. On such date, each Preferred Share shall automatically convert (unless previously converted at the option of the holder thereof) into between 13.3333 and 16.0000 ADSs (the “Mandatory Conversion Rate”). In connection with such conversion, the Company will also pay the Mandatory Conversion Additional Conversion Amount in ADSs. Since the Mandatory Conversion Date is not a business day, the conversion will be processed by the transfer agent and conversion agent for the Preferred Shares on the next succeeding business day, December 17, 2018.

The person or persons entitled to receive the ADSs issuable upon mandatory conversion of the Preferred Shares shall be treated as the record holder(s) of such ADSs as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. The Company will pay cash in lieu of any fractional share upon conversion in accordance with the terms of the Company’s Articles of Association (the “Articles”).

For purposes of calculating the Mandatory Conversion Additional Conversion Amount, the ADSs shall be valued at 97% of the average volume-weighted average price per ADS over the five consecutive Trading Day period beginning on and including the seventh scheduled trading day prior to the Mandatory Conversion Date (the “Average Price”). No fractional ADSs shall be delivered by the Company to holders of Preferred Shares in payment or partial payment of the Mandatory Conversion Additional Conversion Amount. The Company shall instead pay a cash adjustment to each holder of Preferred Shares that would otherwise be entitled to receive a fraction of an ADS based on the Average Price.

The Company will withhold taxes at a rate of 20% on the Mandatory Conversion Additional Conversion Amount. Withholding taxes on the Mandatory Conversion Additional Conversion Amount will be calculated in the same manner as if the accumulated and unpaid dividends were paid in cash. The accumulated and unpaid dividends as of the Mandatory Conversion Date will be $259,875,000.

Following the Mandatory Conversion Date, Preferred Shares will no longer be outstanding and all rights of the holders with respect to such Preferred Shares will terminate, except for the right to receive the number of whole ADSs issuable upon conversion of the Preferred Shares and cash in lieu of any fractional ADS, as described above.

Upon the mandatory conversion of the Preferred Shares into ADSs, in accordance with the Articles, all Preferred Shares registered, but unissued, shall automatically be converted into ordinary shares on a one-for-one-basis, and the Articles shall be amended accordingly without any further act or approval.

The foregoing description of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Articles of Association of the Company, which is filed as Exhibit 3.3 to the Company’s Form 10-K for the year ended December 31, 2017 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LTD.

		By:	/s/ Michael McClellan
		Name:	Michael McClellan
		Title:	Executive Vice President and Chief
Date:	November 26, 2018		Financial Officer